POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Paul J. Polking and Charles M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his or her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of NationsBank Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares of common stock of NationsBank Corporation to be issued in exchange for shares of common stock , par value $1.00 per share, of First Federal Savings Bank of Brunswick, Georgia, upon consummation of the proposed merger of Interim First Federal Savings Bank of Brunswick, Charlotte, North Carolina, an interim federal stock savings bank and wholly owned subsidiary of NationsBank, with and into First Federal and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement") and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each NationsBank Corporation and said Officers and Directors hereby grants said attorneys and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

         IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on is behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
                                       NationsBank Corporation
                                               (Registrant)

                                    By: /s/ Hugh L. McColl, Jr.
                                       ------------------------------------
                                               Hugh L. McColl, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer

                                    Dated:     December 17, 1996



Signature                                         Title                                      Date


/s/ Hugh L. McColl, Jr.                   Chairman of the Board, Chief               December 17, 1996
-------------------------------           Executive Officer and Director
 Hugh L. McColl, Jr.                      (Principal Executive Officer)

/s/ James H. Hance, Jr.                   Vice Chairman and Chief                    December 17, 1996
-------------------------------           Financial Officer (Principal
 James H. Hance, Jr.                      Financial Officer)

/s/ Marc D. Oken                          Executive Vice President and               December 17, 1996
-------------------------------           Chief Accounting Officer
 Marc D. Oken                             (Principal Accounting Officer)

/s/ Ronald W. Allen                       Director                                   December 17, 1996
-------------------------------
    Ronald W. Allen

/s/ Ray C. Anderson                       Director                                   December 17, 1996
-------------------------------
    Ray C. Anderson

/s/ William M. Barnhardt                  Director                                   December 17, 1996
-------------------------------
    William M. Barnhardt

 /s/ Thomas E. Capps                      Director                                   December 17, 1996
-------------------------------
     Thomas E. Capps

/s/ Charles W. Coker                      Director                                   December 17, 1996
--------------------------------
    Charles W. Coker

/s/ Thomas G. Cousins                     Director                                   December 17, 1996
--------------------------------
    Thomas G. Cousins

/s/ Alan T. Dickson                       Director                                   December 17, 1996
--------------------------------
    Alan T. Dickson

/s/ W. Frank Dowd, Jr.                    Director                                   December 17, 1996
--------------------------------
    W. Frank Dowd, Jr.

/s/ Paul Fulton                           Director                                   December 17, 1996
--------------------------------
     Paul Fulton

/s/ Timothy L. Guzzle                     Director                                   December 17, 1996
--------------------------------
    Timothy L. Guzzle





Signature                                  Title                                      Date


/s/ W. W. Johnson                        Director                                   December 17, 1996
-----------------------------
    W. W. Johnson


                                         Director
-----------------------------
    John J. Murphy

/s/ John C. Slane                        Director                                   December 17, 1996
-----------------------------
    John C. Slane

/s/ O. Temple Sloan, Jr.                 Director                                   December 17, 1996
------------------------------
    O. Temple Sloan, Jr.

/s/ John W.Snow                          Director                                   December 17, 1996
------------------------------
    John W. Snow

/s/ Meredith R. Spangler                 Director                                   December 17, 1996
------------------------------
    Meredith R. Spangler

/s/ Robert H. Spilman                    Director                                   December 17, 1996
------------------------------
     Robert H. Spilman

/s/ Ronald Townsend                      Director                                   December 17, 1996
------------------------------
      Ronald Townsend

/s/ E.Craig Wall, Jr.                    Director                                   December 17, 1996
------------------------------
     E. Craig Wall, Jr.

/s/ Jackie M. Ward                       Director                                   December 17, 1996
------------------------------
    Jackie M. Ward

/s/ Virgil R. Williams                   Director                                   December 17, 1996
------------------------------
     Virgil R. Williams



                                       3

                             NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                   RESOLUTIONS

         ACQUISITION OF FIRST FEDERAL SAVINGS BANK OF BRUNSWICK, GEORGIA

                                DECEMBER 17, 1996



         WHEREAS, the Superior Court of Glynn County, Georgia (the "Court") has entered an Order dated December 16, 1994 and an Order dated October 11, 1996
(the "Orders") obligating NationsBank Corporation (the "Corporation") to specifically perform the terms of an Acquisition Agreement (as defined below) between the Corporation (as successor to C&S/Sovran Corporation ("C&S/Sovran")) and First Federal Savings Bank of Brunswick, Georgia ("First Federal"); and

         WHEREAS, the Acquisition Agreement is deemed to include the following documents: Agreement and Plan of Reorganization, dated as of April 19, 1988, among NationsBank (as successor to C&S/Sovran) and First Federal; Amended and
Restated Agreement and Plan of Reorganization, dated as of November 20, 1989, among NationsBank (as successor to C&S/Sovran) and First Federal; Amendment
Number One to the Amended and Restated Agreement and Plan of Reorganization, dated as of August 20, 1990, among NationsBank (as successor to C&S/Sovran) and First Federal; Amendment Number Two to the Amended and Restated Agreement and
Plan of Reorganization, dated as of December 19, 1990, among NationsBank (as successor to C&S/Sovran) and First Federal; the Orders; letter from First
Federal to NationsBank, dated November 12, 1996; and draft letter to be sent from First Federal to NationsBank waiving certain provisions of the Agreement
(the "Waiver Letter"); and

         WHEREAS, pursuant to the Agreement, the Corporation will purchase all of the outstanding capital stock of First Federal pursuant to a merger of an interim federal stock savings bank subsidiary of the Corporation with and into First Federal (the "Acquisition"); and

         WHEREAS, the purchase price for the Acquisition will be paid in shares of the Corporation's common stock (the "NationsBank Common Stock") in accordance with the terms of the transaction as described to the Board of Directors and to be reflected in the provisions of the Acquisition Agreement; and





         WHEREAS, it is deemed to be advisable and in the best interests of the Corporation to effect the Acquisition;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the
Corporation hereby approves the Acquisition and the other transactions contemplated in connection therewith, which has been negotiated and evidenced by the Acquisition Agreement, including the issuance of NationsBank Common Stock in exchange for the outstanding shares of First Federal capital stock (the "First
Federal Stock") upon consummation of the Acquisition; and

         RESOLVED FURTHER, that the Board of Directors of the Corporation hereby determines that the First Federal Stock as the consideration to be received by the Corporation in exchange for shares of NationsBank Common Stock is adequate;
and

         RESOLVED FURTHER, that the Board of Directors of the Corporation hereby authorizes the appropriate officers of the Corporation to perform the Acquisition Agreement; and

         RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, empowered and directed, subject to the terms and conditions of the Acquisition Agreement, to do any and all things necessary to effectuate and consummate the transactions contemplated by the Acquisition Agreement as may be prescribed by law or as they may deem necessary or advisable; to prepare all documentation and to effect all filings and obtain appropriate permits, consents, approvals and authorizations of all third parties, including the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance and any other applicable federal or state regulatory authority; and to execute personally or by attorney-in-fact such required filings or amendments or supplements to such required filings, and otherwise to cause such filings and any amendments thereto to become effective or otherwise approved; and

         RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to do any and all things necessary, appropriate or convenient to cause an interim federal stock savings bank (or any other subsidiary) to be organized as a subsidiary of the Corporation for purposes of effecting the Acquisition by means of a merger of such interim

                                        2




federal stock savings bank with and into First Federal (or for any other form of merger, acquisition or consolidation); and

         RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to vote any shares of any subsidiary of the Corporation (other than those shares held by any subsidiary in a fiduciary capacity, in which event the fiduciary shall make all decisions related to such shares, including whether or not and how to vote any shares held by it in such capacity) as may be necessary to effect the consummation of the Acquisition; and

         RESOLVED FURTHER, that the Corporation hereby reserves, sets aside and authorizes for issuance up to 1,500,000 shares of the authorized but unissued shares of NationsBank Common Stock (the "Shares"), and that the appropriate officers of the Corporation are hereby authorized and empowered to cause the Corporation to issue the Shares, or such portion thereof, as may be necessary in connection with the conversion and exchange of the First Federal Stock, as well as outstanding stock options of First Federal, if any, in accordance with the provisions of such conversion and exchange as set forth in the Acquisition
Agreement; and

         RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to convert any rights with respect to First Federal Stock pursuant to stock options which are outstanding as of the closing of the Acquisition into rights with respect to NationsBank Common Stock, such conversion and the terms of any converted stock options to be in accordance with the terms of the Acquisition Agreement; and

         RESOLVED FURTHER, that, in connection with the issuance of the Shares pursuant to the Acquisition Agreement, the appropriate officers of the Corporation are hereby authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "Commission") a Registration
Statement on Form S-4 (or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate) under the Securities Act of 1933, as amended (the "Securities Act"), to execute and file all such other instruments and documents, and to do all such other acts and things in connection with the Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the

                                        3




effectiveness of the Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Proxy
Statement-Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

         RESOLVED FURTHER, that Paul J. Polking and Charles M. Berger, and each of them with full power to act without the other, are hereby authorized and empowered to sign the aforesaid Registration Statement and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principal Executive Officer, the Principal Financial Officer, the
Principal Accounting Officer and any other officer of the Corporation; and

         RESOLVED FURTHER, that Paul J. Polking is hereby designated as Agent for Service of the Corporation with all such powers and functions as are provided by the General Rules and Regulations of the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the
"Exchange Act"); and

RESOLVED FURTHER, that the Shares, when issued and distributed in accordance with and pursuant to the Acquisition Agreement, shall be fully paid and non-assessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

         RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, empowered and directed, in the name of and on behalf of the Corporation, to take all such actions and to execute all such documents as such officers may deem necessary or appropriate for compliance with the Securities
Act or the Exchange Act in connection with the transactions contemplated by the Acquisition Agreement; and

         RESOLVED FURTHER, that the listing of the Shares to be issued pursuant to the Acquisition Agreement on the New York Stock Exchange, the Pacific Stock
Exchange and the London Stock Exchange hereby is approved, and that the appropriate officers of the Corporation are hereby authorized, empowered and directed, with the assistance of counsel, to prepare, execute and file listing applications and any requests for determinations as to the application of certain rules to the Acquisition with the New York

                                        4




Stock Exchange, the Pacific Stock Exchange and the London Stock Exchange and to take all actions necessary or appropriate to effect such listings and requests;
and

         RESOLVED FURTHER, that it is desirable and in the best interests of the Corporation that the Shares to be issued in accordance with and pursuant to the Acquisition Agreement be qualified or registered for distribution in various states where appropriate, that the Chairman and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Associate General Counsel and the Secretary or any Assistant Secretary hereby are authorized, empowered and directed to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as such officers may deem advisable; that said officers are hereby authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, without limitation, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall establish conclusively their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken;
and

         RESOLVED FURTHER, that the foregoing officers are hereby authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with and under the securities or insurance laws of any one or more of the states as such officers may deem advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorneys, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interests of the Corporation; and


                                        5




         RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, if they deem it necessary or advisable, to appoint Chase
Mellon Shareholder Services, L.L.C., transfer agent and registrar for the Shares; that, if so appointed, Chase Mellon Shareholder Services, L.L.C., will be vested with all the power and authority as transfer agent and registrar with respect to the Shares as it has heretofore been vested with for the shares of NationsBank Common Stock currently issued and outstanding; and that, if determined to be necessary or advisable by the appropriate officers of the Corporation, Chase Mellon Shareholder Services, L.L.C., may be appointed exchange agent for the Acquisition; and

         RESOLVED FURTHER, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors of the Corporation with the same force and effect as if presented at this meeting; and

         RESOLVED FURTHER, that the appropriate officers of the Corporation hereby are authorized, empowered and directed to do any and all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents.




                                        6




                            CERTIFICATE OF SECRETARY


         I, Allison L. Gilliam, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North
Carolina (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of directors held on December 17, 1996, at which meeting a quorum was present and acting throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation as of this 13th day of January, 1997.



                                                     /S/ ALLISON L. GILLIAM
                                                     Assistant Secretary

(CORPORATE SEAL)


                                        7






